Exhibit 99.1

date:	November 22, 2005
for release:	Immediate
contact:	Investor Contact:
Gary J. Morgan, Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
 for the Third Quarter Ended 10/31/2005

• Net Sales and Bookings at Historical Highs
• Quarterly Net Sales Increase 26% Over Same Period Last Year
• Quarterly Diluted Earnings Per Share Increase 89% Over Same Period Last Year
• Quarterly Bookings Increase 16% Over Same Period Last Year
• Backlog Up 41% Over Same Period Last Year

Harleysville, PA, November 22– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the third quarter ended October 31, 2005.

Sales for the third quarter ended October 31, 2005 were the highest of any third quarter in the Company’s history, totaling $21.9 million compared with $17.4 million for the same quarter last year, an increase of 26%. Sales for the nine months ended October 31, 2005 were the highest of any first three quarters in the Company’s history, totaling $62.5 million compared with $53.4 million for the same period last year, an increase of 17%.

Net income for the third quarter ended October 31, 2005 totaled $1.9 million compared with $1.0 million for the same quarter last year, an increase of 92%. For the nine months ended October 31, 2005, net income totaled $5.2 million compared with $3.4 million during the same period last year, an increase of 51%. These increases are due principally to higher sales in both the Product Recovery/Pollution Control Equipment and Fluid Handling Equipment operating segments.

Basic and diluted earnings per share were up $0.08 to $0.17 per share, an increase of 89% over the $0.09 earned during last year’s third quarter. For the nine months ended October 31, 2005, basic earnings per share were $0.46 compared with $0.31 for the same period last year, an increase of 48%. Diluted earnings per share for the nine month period were $0.46 versus $0.30, an increase of 53%.

Met-Pro’s bookings of new orders for the third quarter were the highest of any third quarter in the Company’s history, totaling $23.5 million compared with $20.3 million for the same quarter last year, an increase of 16%. For the nine months ended October 31, 2005, bookings were the highest of any first three quarters in the Company’s history, totaling $69.2 million compared with $57.9 million during the same period last year, an increase of 20%.

As a result of this increase in bookings, the backlog of orders now totals $16.5 million compared with $11.7 million for the third quarter ended October 31, 2004, an increase of 41%. This is the highest backlog total at the end of a third quarter in the Company’s history and provides a solid base for full year sales.

A four-for-three stock split was paid by the Company on November 15, 2005. All references in this release and in the financial statements to per share amounts and shares outstanding give effect to the stock split. In addition, as recently announced, Met-Pro Corporation will pay a quarterly cash dividend on December 8, 2005 to shareholders of record at the close of business on November 25, 2005 that represents a 7.5% increase over the prior quarter's dividend.

“We are very pleased with the results for the third quarter and the year to date,” stated De Hont. “Our record high third quarter bookings and strong backlog serve as a solid base for the fourth quarter. In addition, the combination of a strong backlog and steady quotation activity gives us not only continued optimism, but confidence about our prospects for the fourth quarter.”

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Met-Pro Corporation/Page 2

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, manufactures and sells product recovery and pollution control equipment for purification of air and liquids and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and six wholly-owned subsidiaries, the company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	October 31,	January 31,
	2005	2005
Assets
Current assets	$52,830,128	$50,270,495
Property, plant and equipment, net	12,141,265	11,287,253
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other Assets	551,079	567,405
Total assets	$86,321,385	$82,924,066

Liabilities and shareholders’ equity
Current liabilities	$15,388,645	$13,867,892
Long-term debt	2,729,854	4,039,068
Other liabilities	1,889,931	1,851,915
Total liabilities	20,008,430	19,758,875

Shareholders’ equity	66,312,955	63,165,191
Total liabilities and shareholders’ equity	$86,321,385	$82,924,066

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Met-Pro Corporation/Page 3
Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2005	2004	2005	2004
Net sales	$21,918,792	$17,406,160	$62,492,924	$53,390,830
Cost of goods sold	15,205,528	12,065,367	42,762,662	36,586,442
Gross profit	6,713,264	5,340,793	19,730,262	16,804,388

Operating expenses
Selling	1,972,308	1,862,739	5,899,709	5,759,178
General and administrative	2,256,959	1,976,615	6,608,923	5,725,878
Income from operations	2,483,997	1,501,439	7,221,630	5,319,332

Interest expense	(60,954)	(86,156)	(196,868)	(273,098)
Other income, net	162,854	69,061	448,847	111,850
Income before taxes	2,585,897	1,484,344	7,473,609	5,158,084

Provision for taxes	703,875	504,673	2,316,820	1,753,747

Net income	$1,882,022	$979,671	$5,156,789	$3,404,337

Basic earnings per share (1)	$.17	$.09	$.46	$.31
Diluted earnings per share (1)	$.17	$.09	$.46	$.30

Average common shares outstanding:
Basic shares (1)	11,184,295	11,140,839	11,185,838	11,142,537
Diluted shares (1)	11,317,027	11,293,111	11,320,875	11,290,240
(1)    On October 11, 2005 the Board of Directors declared a four-for-three stock split which was paid on November 15, 2005 to shareholders of record on November 1, 2005. All references in the financial statements to per share amounts and number of shares outstanding give effect to the split.

Consolidated Business Segment Data
(unaudited)

	Nine Months Ended October 31,
	2005	2004
Net sales
Product recovery/pollution control equipment	$39,244,030	$31,556,277
Fluid handling equipment	23,248,894	21,834,553
	$62,492,924	$53,390,830

Income from operations
Product recovery/pollution control equipment	$3,938,788	$2,522,779
Fluid handling equipment	3,282,842	2,796,553
	$7,221,630	$5,319,332

	October 31,	January 31,
	2005	2005
Identifiable assets
Product recovery/pollution control equipment	$43,665,377	$41,554,730
Fluid handling equipment	21,995,856	19,784,083
	65,661,233	61,338,813
Corporate	20,660,152	21,585,253
	$86,321,385	$82,924,066

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Met-Pro Corporation/Page 4
Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Nine Months Ended October 31,
	2005	2004
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$5,156,789	$3,404,337
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,109,925	1,105,463
Deferred income taxes	(1,659)	(2,021)
(Gain) loss on sale of property and equipment, net	8,348	(1,650)
Allowance for doubtful accounts	96,682	76,914
(Increase) decrease in operating assets:
Accounts receivable	(2,172,567)	1,665,238
Inventories	(2,638,644)	(1,031,531)
Prepaid expenses, deposits and other current assets	18,158	79,159
Other assets	(6,744)	(19,502)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	1,560,944	(750,110)
Customers’ advances	380,037	(287,805)
Other non-current liabilities	1,648	1,648

Net cash provided by operating activities	3,512,917	4,240,140

Cash flows from investing activities
Proceeds from sale of property and equipment	31,696	1,650
Acquisitions of property and equipment	(2,093,201)	(734,576)

Net cash (used in) investing activities	(2,061,505)	(732,926)

Cash flows from financing activities
Reduction of debt	(1,500,910)	(1,227,190)
Exercise of stock options	324,281	641,872
Payment of dividends	(1,948,755)	(1,815,651)
Purchase of treasury shares	(140,135)	(481,687)

Net cash (used in) financing activities	(3,265,519)	(2,882,656)
Effect of exchange rate changes on cash	(59,026)	(33,792)

Net increase (decrease) in cash and cash equivalents	(1,873,133)	590,766

Cash and cash equivalents at February 1	20,889,476	16,996,253

Cash and cash equivalents at October 31	$19,016,343	$17,587,019

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